UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2017
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code: (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders

On May 31, 2017, PICO Holdings, Inc., a California corporation (“PICO California”), changed its state of incorporation from California to Delaware through a merger with and into PICO Holdings, Inc., a Delaware corporation established for such purpose (the “Company”). The reincorporation was approved by the requisite vote of shareholders at PICO California’s Annual Meeting of Shareholders on May 4, 2017. Other than the change in the state of incorporation, the reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s employees, including the Company’s management. In addition, upon the effectiveness of the reincorporation, the Board of Directors of the Company consisted of those persons elected to the current Board of Directors of PICO California, who will continue to serve for the term of their respective elections to the Board, and the individuals who served as executive officers of PICO California immediately prior to the reincorporation will continue to serve as executive officers of the Company. Furthermore, the Company’s common stock will continue to trade on the Nasdaq Global Market.

The reincorporation did not alter any shareholder’s percentage ownership interest or number of shares owned in PICO California. Shareholders are not required to undertake any exchange of PICO California’s shares, as shares in PICO California, par value $0.001 per share, are deemed to represent an equal number of shares in the Company, par value $0.001 per share.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of the Company, as successor issuer to PICO California, are deemed to be registered under Section 12(b) of the Exchange Act.

As of May 31, 2017, the effective date of the reincorporation, the rights of the Company’s stockholders began to be governed by the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation and Bylaws of the Company attached hereto as Exhibits 3.1 and 3.2, respectively. For a comparison of the differences and similarities between the charters and bylaws of PICO California and the Company, and between California and Delaware corporate law, please refer to PICO California’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2017.

Description of Capital Stock

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

A description of material terms and provisions of the Company’s certificate of incorporation and bylaws affecting the rights of holders of the Company’s capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to the Company’s certificate of incorporation and the bylaws filed as exhibits hereto.

Common stock

Ranking. The voting, dividend and liquidation rights of the holders of common stock are subject to and qualified by the rights of the holders of preferred stock, if any, as may be designated by the Company’s board of directors.

Voting. Except as otherwise provided by the DGCL or by the resolution or resolutions providing for the issuance of any series of preferred stock, the holders of outstanding shares of common stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of stockholders. In addition, while the DGCL does not require cumulative voting, the Company’s certificate of incorporation permits cumulative voting in director elections.

Dividends. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, each share of common stock is entitled to receive and share equally in all dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared by the Company’s board of directors out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Company, subject to the rights, if any, of the holders of any outstanding series of preferred stock and the claims of creditors, the holders of shares of common stock shall be entitled to receive the assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

No preemptive or subscription rights. No holder of shares of common stock shall be entitled to preemptive or subscription rights.

Preferred stock

Without stockholder approval, the Company’s board of directors is only authorized to designate and/or issue, out of the unissued shares of preferred stock, one or more series of preferred stock in connection with the Company’s adoption of a tax benefits preservation plan.

The issuance of preferred stock could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of the Company and may adversely affect the market price of the Company’s common stock and the voting and other rights of the holders of common stock.

Anti-takeover effects of provisions of the Company’s certificate of incorporation and the Company’s bylaws

Special Meeting Requirements. The Company’s certificate of incorporation and bylaws provide that a special meeting of stockholders may be called by the Company’s board of directors, the Chairman of the board of directors, or the holders of shares entitled to cast not less than 10% of the votes at such meeting.

Advance Notice Requirement. The Company’s bylaws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the Company's secretary or other appropriate officer of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of the Company's outstanding voting securities.

Indemnification. The Company’s certificate of incorporation and bylaws provide that the Company, to the fullest extent permitted by the DGCL, shall have the power to indemnify (and advance expenses to) any person made or threatened to be made a party to, or otherwise involved in, an action or proceeding, whether criminal, civil, administrative, investigative, legislative or otherwise, by reason of the fact that he, she, his or her testator or his or her intestate is or was a director, officer, employee or agent of the Company or any predecessor of the Company or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Company or any predecessor to the Company.

These and other provisions may have the effect of deterring a hostile takeover or delaying a change in control or management of the Company.

Exclusive forum

The Company’s bylaws contains an exclusive forum selection provision that requires certain legal actions, including shareholder derivative lawsuits, to be adjudicated in the courts located in the State of Delaware.

Section 203 of the Delaware General Corporation Law

The Company has expressly opted out of Section 203 of the DGCL. Section 203 of the DGCL prohibits, subject to certain exceptions, a Delaware corporation from engaging in a business combination with an interested stockholder (i.e., a stockholder acquiring 15% or more of the outstanding voting stock) for three years following the date that such stockholder becomes an interested stockholder without approval from the board of directors. Section 203 makes certain types of unfriendly or hostile corporate takeovers more difficult.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation of PICO Holdings, Inc., a Delaware corporation
3.2	Bylaws of PICO Holdings, Inc., a Delaware corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017

PICO HOLDINGS, INC.

By: /s/ John T. Perri

John T. Perri
Chief Financial Officer